Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
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                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            CENDANT CORPORATION
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           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
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       (State or Other Jurisdiction of Incorporation or Organization)

                                 06-0918165
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                    (I.R.S. Employer Identification No.)

             6 Sylvan Way, Parsippany, New Jersey      07054
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            (Address of Principal Executive Offices) (Zip Code)

                   HFS INCORPORATED EMPLOYEE SAVINGS PLAN
       PHH CORPORATION AMENDED AND RESTATED EMPLOYEE INVESTMENT PLAN
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                          (Full Title of the Plan)

                           JAMES E. BUCKMAN, ESQ.
            Senior Executive Vice President and General Counsel
                            Cendant Corporation
                                6 Sylvan Way
                        Parsippany, New Jersey 07054
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                  (Name and Address of Agent For Service)

                               (973) 428-9700
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        Telephone Number, Including Area Code, of Agent For Service.

                                 Copies to:
                             ERIC J. BOCK, ESQ.
                               Vice President
                            Cendant Corporation
                                6 Sylvan Way
                        Parsippany, New Jersey 07054


                      CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED
      TITLE OF                                 PROPOSED             MAXIMUM
  SECURITIES TO BE      AMOUNT TO BE           MAXIMUM            AGGREGATE            AMOUNT OF
    REGISTERED*          REGISTERED       OFFERING PRICE PER    OFFERING PRICE     REGISTRATION FEE
                                                SHARE

Common Stock,
$.01 par value            4,325,000              $ 30.6875       $132,723,438           $39,154


-----------------

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.




                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               The following documents, filed with the Securities and Exchange Commission (the "Commission") by the registrant, Cendant Corporation (formerly named "CUC International Inc" and hereinafter referred to as the "Company"), a Delaware corporation, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

               (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997, respectively;

               (3) The Company's Current Reports on Form 8-K dated as of February 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997,
May 29, 1997, August 15, 1997, October 31, 1997 and November 4, 1997,
respectively;

               (4) The Joint Proxy Statement/Prospectus of the Company and HFS Incorporated on Schedule 14A, dated August 28, 1997;

               (5) The description of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth in the Registration Statements on Form 8-A, dated July 27, 1984 and August 15, 1989 (including any amendment or report filed for the purpose of updating such description); and

               (6) The Annual Report on Form 11-K for the HFS
Incorporated Employee Savings Plan for the fiscal year ended December 31, 1996, filed by HFS Incorporated on June 30, 1997, and the Annual Report on Form 11-K for the PHH Corporation Amended and Restated Employee Investment Plan for the fiscal year ended December 31, 1996, filed by PHH Corporation on July 7, 1997.

               The Company's consolidated statements of income, shareholders' equity and cash flows for the three years ended January 31, 1997 and the Company's balance sheet for the year ended January 31, 1996 have not been restated to reflect the results of Hebdo Mag International Inc., which was acquired by the Registrant in October 1997 and accounted for as a pooling-of-interests.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.        DESCRIPTION OF SECURITIES.

               Not Applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Company is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office.

               The By-Laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the Delaware Corporation Law.

               As permitted under Section 102(b)(7) of the Delaware Corporation Law, the Company's Amended and Restated Certificate of Incorporation provides as follows:

               No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 11 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this
               Article 11 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.


ITEM 8.        EXHIBITS.

               See Exhibit Index.

               UNDERTAKING: The Company hereby undertakes that it will submit or has submitted the plans described herein and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans in accordance with applicable law.


ITEM 9.        REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the
        "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 17th day of December, 1997.


                                    CENDANT CORPORATION
                                    (Registrant)

                                    By: /s/ James E. Buckman
                                        _________________________
                                          James E. Buckman
                                          Senior Executive Vice
                                          President and General Counsel


                             POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints James E. Buckman and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, and any and all instruments and documents filed as part of or in connection with or supplements or amendments thereto covering the offering and issuance of the Company's common stock pursuant to such Registration Statement, as so amended or supplemented, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, shall do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                           TITLE                         DATE

/s/ Walter A. Forbes         Chairman of the Board         December 17, 1997
-------------------------      of Directors
Walter A. Forbes

/s/ Henry R. Silverman       President, Chief Executive    December 17, 1997
------------------------       Officer and Director
Henry R. Silverman             (Principal Executive
                               Officer)

/s/ Michael P. Monaco        Vice Chairman, Chief          December 17, 1997
------------------------       Financial Officer and
Michael P. Monaco              Director (Principal
                               Financial and Accounting
                               Officer)

/s/ Stephen P. Holme         Director                      December 17, 1997
------------------------
Stephen P. Holmes

/s/ Robert D. Kunisch        Director                      December 17, 1997
-----------------------
Robert D. Kunisch

/s/ Christopher K. McLeod    Director                      December 17, 1997
------------------------
Christopher K. McLeod

/s/ E. Kirk Shelton          Director                      December 17, 1997
------------------------
E. Kirk Shelton

/s/ John D. Snodgrass        Director                      December 17, 1997
------------------------
John D. Snodgrass

/s/ Robert T. Tucker         Director                      December 17, 1997
------------------------
Robert T. Tucker

/s/ James E. Buckman         Director                      December 17, 1997
------------------------
James E. Buckman

/s/ Bartlett Burnap          Director                      December 17, 1997
-------------------------
Bartlett Burnap

/s/ Leonard S. Coleman       Director                      December 17, 1997
-------------------------
Leonard S. Coleman

/s/ Christel DeHaan          Director                      December 17, 1997
--------------------------
Christel DeHaan

/s/ T. Barnes Donnelly       Director                      December 17, 1997
--------------------------
T. Barnes Donnelly

/s/ Martin L. Edelman        Director                      December 17, 1997
-------------------------
Martin L. Edelman

/s/ Frederick D. Green       Director                      December 17, 1997
-------------------------
Frederick D. Green

/s/ Stephen A. Greyser       Director                      December 17, 1997
-------------------------
Stephen A. Greyser

/s/ Carole G. Hankin         Director                      December 17, 1997
-------------------------
Dr. Carole G. Hankin

/s/  Brian Mulroney          Director                      December 17, 1997
--------------------------
The Rt. Hon Brian Mulroney,
P.C. LL.D

/s/ Robert E. Nederlander    Director                      December 17, 1997
--------------------------
Robert E. Nederlander

/s/ Burton C. Perfit         Director                      December 17, 1997
--------------------------
Burton C. Perfit

/s/ Anthony G. Petrello      Director                      December 17, 1997
--------------------------
Anthony G. Petrello

/s/ Robert W. Pittman        Director                      December 17, 1997
--------------------------
Robert W. Pittman

/s/ E. John Rosenwald, Jr.   Director                      December 17, 1997
--------------------------
E. John Rosenwald, Jr.

/s/ Robert P. Rittereiser    Director                      December 17, 1997
-------------------------
Robert P. Rittereiser

/s/ Stanley M. Rumbough, Jr. Director                      December 17, 1997
--------------------------
Stanley M. Rumbough, Jr.

/s/ Leonard Schutzman        Director                      December 17, 1997
--------------------------
Leonard Schutzman

/s/ Robert F. Smith          Director                      December 17, 1997
--------------------------
Robert F. Smith

/s/ Craig R. Stapleton       Director                      December 17, 1997
--------------------------
Craig R. Stapleton



               The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 17, 1997.


                        HFS INCORPORATED EMPLOYEE
                        SAVINGS PLAN


                        /s/ Scott E. Forbes
                        --------------------------
                        Scott E. Forbes
                        Trustee

                        PHH CORPORATION AMENDED AND
                        RESTATED EMPLOYEE INVESTMENT PLAN


                         /s/ Terry E. Kridler
                         ---------------------------
                         Terry E. Kridler
                         Trustee





                               EXHIBIT INDEX

Exhibit
Number     Exhibit Description

4.1        Restated Certificate of Incorporation of the
           Company (incorporated by reference to Exhibit 4.1 to the Company's Post-Effective Amendment No. 2 on
           Form S-8 to the Registration Statement on Form S-4,
           No. 333-34517-2, dated December 17, 1997).

4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Post-Effective Amendment No. 2 on Form S-8 to the Registration Statement on Form S-4, No. 333-34517-2, dated December 17, 1997).

5.1 Opinion of Eric J. Bock, Esq. as to the legality of the shares being issued (including consent).

5.2 Internal Revenue Service determination letter that the HFS Incorporated Employee Savings Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

5.3 Internal Revenue Service determination letter that the PHH Corporation Amended and Restated Employee Investment Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

15.1 Letter of Ernst & Young LLP re: Unaudited Interim Financial Information of the Company.

23.1 Consent of Ernst & Young LLP relating to the audited financial statements of the Company.

23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

23.4 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson & Associates, Inc.

23.5 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group Inc.

23.6 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region V.

23.7 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real
           Estate, Inc. and subsidiaries.

23.8 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker Corporation.

23.9 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker Corporation.

23.10 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

23.11 Consent of Ernst & Young LLP relating to the audited financial statements of Resort Condominiums International, Inc.

23.12 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

23.13 Consent of Woolard, Krajnik & Company, LLP relating to the audited financial statements of Century 21 of Eastern
           Pennsylvania, Inc.

23.14 Consent of Deloitte & Touche LLP relating to the audited financial statements of the HFS Incorporated Employee Savings Plan.

23.15 Consent of KPMG Peat Marwick & Company, LLP relating to the audited financial statements of the PHH Corporation Amended and Restated Employee Investment Plan.

23.16      Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

24 Powers of Attorney (included on the signature page of this Registration Statement).